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                                                                     EXHIBIT 5.1
                       [ANDREWS & KURTH L.L.P. LETTERHEAD]
                              Houston, Texas 77002

                                November 16, 1999

Board of Directors
Integrated Electrical Services, Inc.
515 Post Oak Blvd., Suite 450
Houston, Texas 77027

Gentlemen:

                  We have acted as counsel to Integrated Electrical Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the issuance of up to 2,000,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share, pursuant to the Company's Nonexecutive Incentive Compensation Plan (the "Plan").

                  In connection herewith, we have examined copies of such statutes, regulations, corporate records and documents, certificates of public and corporate officials and other agreements, contracts, documents and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also relied, to the extent we deem such reliance proper, upon information supplied by officers and employees of the Company with respect to various factual matters material to our opinion.

                  Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized, and that such Shares will, when issued in accordance with the terms of the Plan and when sold in accordance with the prospectus included in the Registration Statement, be legally issued, fully paid and nonassessable.

                  This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                       Very truly yours,

                                                       /s ANDREWS & KURTH L.L.P.

2475/2450/2700